                                 EXHIBIT 4.2b
                                    FORM OF

                                UNIT CERTIFICATE
                      EACH UNIT CONSISTING OF ONE SHARE OF
                    COMMON STOCK, PAR VALUE $.01 PER SHARE,
                              AND ONE COMMON STOCK
                                PURCHASE WARRANT

                                                   CUSIP 141728 20 4

                    [CARESIDE LOGO]      Organized Under the Laws of
                                               the State of Delaware

                                 CARESIDE, INC.

THIS CERTIFIES THAT, FOR VALUE RECEIVED

or registered assigns (the "Registered Holder") is the owner of the number of Units specified above, each of which consists of one share of common stock, par value $0.01 per share, of Careside, Inc. (the "Company") and one Common Stock Purchase Warrant to purchase one share of Common Stock (the "Warrant"). On or prior to the Separation Time (as defined herein), this Certificate may be combined, exchanged or transferred only as Units and Common Stock and Warrants evidenced by this Certificate may not be split up, exchanged or traded separately. The Units shall automatically separate into shares of Common Stock and Warrants as of the close of business on ___________, 1999 [thirty days after the consummation of the initial public offering of Units] (the "Separation Time"). The shares of Common Stock and Warrants comprising the Units shall be separately tradeable commencing on the first day after the Separation Time on which the American Stock Exchange is open for trading. The Warrants comprising part of the Units are issued under and pursuant to a certain Warrant Agreement dated as of _____________, 1999 (the "Warrant Agreement") between the Company and American Stock Transfer & Trust Company, as Warrant Agent (the "Warrant Agent"), and are subject to the terms and provisions contained therein and on the face of the certificates covered thereby, to all of which terms and provisions the holder of this Unit Certificate consents by acceptance hereof. The Warrant Agreement provides for adjustment in the number of shares of Common Stock to be delivered upon the exercise of Warrants evidenced hereby and to the exercise price of such Warrants in certain events therein set forth. Subject to the foregoing, the number of Warrants and the number of shares of Common Stock comprising the Units are equal.

          Copies of the Warrant Agreement are on file at the office of the Warrant Agent at American Stock Transfer & Trust Company, New York, New York 10005, and are available to any Unit or Warrant holder upon written request therefor and without cost to the requester.

          This Unit Certificate is not valid unless countersigned by the Transfer Agent and Registrar of the Company.

          IN WITNESS WHEREOF, the Company has caused this Unit Certificate to be duly executed manually or in facsimile by two of its officers thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

Dated:    _______________________

Countersigned and Registered
American Securities Transfer & Trust Company
40 Wall Street
New York, New York  10005
Transfer Agent and Registrar


By:  _______________________
     Authorized Signature



(Corporate Seal)

CARESIDE, INC.


By:  _______________________
     Chairman of the Board and
     Chief Executive Officer


By:  _______________________
     Vice President and Chief
     Financial Officer

                                 CARESIDE, INC.


     The Registered Holder hereby is entitled, at any time after the close of business on __________, 1999, to exchange the Units represented by this Unit Certificate for Common Stock Certificate(s) representing one share of Common Stock for each Unit represented by this Unit Certificate and Warrant Certificate(s) representing one Warrant for each Unit represented by this Unit Certificate upon surrender of this Unit Certificate to the Unit Agent at its Corporate Office specified in the Warrant Agreement together with any documentation required by such Agent.

     REFERENCE IS MADE TO THE WARRANT AGREEMENT REFERRED TO ON THE FRONT SIDE HEREOF AND THE PROVISIONS OF SUCH WARRANT AGREEMENT SHALL FOR ALL PURPOSES HAVE THE SAME EFFECT AS THOUGH FULLY SET FORTH ON THE FACE OF THIS CERTIFICATE. COPIES OF THE WARRANT AGREEMENT MAY BE OBTAINED UPON WRITTEN REQUEST FROM THE WARRANT AGENT, AMERICAN STOCK TRANSFER & TRUST COMPANY.

     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

                TEN CON  -  as tenants in common
                TEN ENT  -  as tenants by the entireties
                JT TEN   -  as joint tenants with right of survivorship
                            and not as tenants in common
                COM PROP -  as community property

UNIF GIFT MIN ACT           -   __________ Custodian __________
                                  (Cust)               (minor)
                                under Uniform Gifts to Minors Act

                                ---------------------------------
                                             (State)

UNIF TRF MIN ACT            -   __________ Custodian __________ (until age ___)
                                  (Cust)               (minor)
                                under Uniform Transfers to Minors Act
                                ____________________________
                                         (State)

     Additional abbreviations may also be used though not in the above list.

     For Value Received, ______________________ hereby sell(s), assign(s) and transfer(s) unto

PLEASE INSERT SOCIAL SECURITY OR OTHER
IDENTIFYING NUMBER OF ASSIGNEE
--------------------------------------
|                                    |
|                                    |
--------------------------------------

________________________________________________________________________________
(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS  INCLUDING  ZIP  CODE  OF  ASSIGNEE)
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
Unit(s) represented by the within Certificate, and do(es) hereby irrevocably constitute and appoint
______________________________________________________________________________
Attorney to transfer the said Unit(s) on the books of the within named Company with full power of substitution in the premises.


Dated  _______________________

                                        _____________________________________
NOTICE:                                 THE SIGNATURE TO THIS ASSIGNMENT MUST
                                        CORRESPOND WITH THE NAME AS WRITTEN
                                        UPON THE FACE OF THIS UNIT
                                        CERTIFICATE IN EVERY PARTICULAR
                                        WITHOUT ALTERATION OR ENLARGEMENT OR
                                        ANY CHANGE WHATSOEVER
SIGNATURE(S) GUARANTEED:                _____________________________________
                                        THE SIGNATURE(S) MUST BE GUARANTEED
                                        BY AN ELIGIBLE GUARANTOR INSTITUTION
                                        (BANKS, STOCKBROKERS, SAVINGS AND
                                        LOAN ASSOCIATIONS AND CREDIT UNIONS
                                        WITH MEMBERSHIP IN AN APPROVED
                                        SIGNATURE GUARANTEE MEDALLION
                                        PROGRAM), PURSUANT TO S.E.C. RULE
                                        17Ad-15.